Exhibit 10.1
Targa Resources Partners LP
and
Targa Resources Partners Finance Corporation
$250,000,000
8 1/4% Senior Notes Due 2016
PURCHASE AGREEMENT
June 12, 2008
DEUTSCHE BANK SECURITIES INC.
As representative of the
several Initial Purchasers listed
in Schedule 1 hereto
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
          Targa Resources Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), along with Targa Resources Partners Finance Corporation (the “Finance Co” and, together with the Partnership, the “Issuers”) hereby confirm their agreement with the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom Deutsche Bank Securities Inc. is acting as representative, as set forth below.
          Targa Resources GP LLC, a Delaware limited liability company (the “General Partner”) owns a 2% general partnership interest in the Partnership. The Partnership is the sole member of Targa Resources Operating GP LLC, a Delaware limited liability company (the “Operating GP”). The Operating GP owns a 0.001% general partnership interest and the Partnership owns a 99.999% limited partnership interest in Targa Resources Operating LP, a Delaware limited partnership (the “Operating Partnership”). Targa North Texas GP LLC, a Delaware limited liability company (“Targa North Texas GP”), is a subsidiary of the Operating Partnership. Targa North Texas GP owns a 50% general partnership interest and the Operating Partnership owns a 50% limited partnership interest in Targa North Texas LP, a Delaware limited partnership (“Targa North Texas”). Targa North Texas is the sole member of Targa Intrastate Pipeline LLC, a Delaware limited liability company (“Targa Intrastate”). Targa North Texas GP is the sole member of Targa Resources Texas GP LLC, a Delaware limited liability company (“Targa Resources Texas GP”). Targa North Texas GP owns a 99% limited partnership interest and Targa Resources Texas GP owns a 1% general partnership interest in Targa Texas Field Services LP, a Delaware limited partnership (“Targa Texas Field Services”). Targa North Texas GP is the sole member of Targa Louisiana Field Services LLC, a Delaware limited liability company

(“Targa Louisiana Field Services”) and Targa Louisiana Field Services is the sole member of Targa Louisiana Intrastate LLC, a Delaware limited liability company.
          Section 1. The Securities. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to the Initial Purchasers $250,000,000 aggregate principal amount of their 8 1/4% Senior Notes due 2016 (the “Notes”), which will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Partnership named in Schedule 2 hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of June 18, 2008, by and among the Issuers, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).
          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.
          In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum dated June 6, 2008 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Partnership and any material developments relating to the Partnership after the date of the most recent historical financial statements included therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of offers to purchase Notes prior to the time when sales of the Notes were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Issuers hereby confirm that each of the Issuers has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Notes by the Initial Purchasers.
          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors will agree, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act, unless (i) the Notes are freely transferable without volume restrictions by holders that are not affiliates of the Issuers in accordance with Rule 144 (or any similar provision then in effect), (ii) the Notes do not bear a restrictive legend or (iii) the Notes do not bear a restricted CUSIP number as of the 366th day after the Closing Date (as defined in Section 3 below).
          Section 2. Representations and Warranties. As of the Time of Execution and at the Closing Date (as defined in Section 3 below), the Issuers and the Guarantors jointly and severally represent and warrant to and agree with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):
     (a) The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package did not, and on the Closing Date (as defined in Section 3 below), will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantors make no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. specifically for inclusion therein. The Issuers and the Guarantors have not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Issuers and the Guarantors or each of their agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Offering Memorandum, and is duly registered or qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so registered or qualified would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on (i) the business or properties, earnings, condition (financial or otherwise) or prospects, taken as a whole, of the Partnership and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of each Issuer and each Guarantor to perform its obligations under the Notes.

     (c) The Finance Co has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
     (d) The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Offering Memorandum, and to act as general partner of the Partnership, and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so registered or qualified would not have a Material Adverse Effect.
     (e) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) other than (i) those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or the Partnership Agreement, (ii) restrictions on transferability and other Liens described in the Offering Memorandum, (iii) those arising under that certain Credit Agreement, dated February 14, 2007, by and among the Partnership, Bank of America, N.A., as administrative agent, and other lenders named therein (as the same will be supplemented, amended or restated at or prior to the Closing Date and together with the agreements, exhibits and attachments contemplated or included therein, the “Credit Agreement”) and (iv) those arising under the Credit Agreement dated October 31, 2005, by and among Targa Resources, Inc. and the lenders named therein (the “Targa Credit Agreement”).
     (f) The Operating GP is the sole general partner of the Operating Partnership, and has a 0.001% general partnership interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Operating Partnership (the “Operating Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (g) The Partnership owns 100% of the member interests of the Operating GP; all such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating GP (as the same may be amended or restated at or prior to the Closing Date, the “Operating GP LLC Agreement”) and are fully paid (to the extent required by the Operating GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns all of such member interests free and clear of all Liens, other than those arising under the Credit Agreement.

     (h) The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (i) The Operating Partnership owns 100% of the member interests in Targa North Texas GP; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Targa North Texas GP (as the same may be amended or restated prior to the Closing Date, the “Targa North Texas GP Agreement”) and are fully paid (to the extent required under the Targa North Texas GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such member interests free and clear of all Liens, other than those arising under the Credit Agreement.
     (j) The Operating Partnership is the sole limited partner of Targa North Texas with a 50% limited partnership interest in Targa North Texas; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Targa North Texas (as the same may be amended or restated at or prior to the Closing Date, the “Targa North Texas Partnership Agreement”) and is fully paid (to the extent required under the Targa North Texas Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating Partnership owns such limited partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (k) Targa North Texas GP is the sole general partner of Targa North Texas with a 50% general partner interest in Targa North Texas; such general partner interest has been duly authorized and validly issued in accordance with the Targa North Texas Partnership Agreement; and Targa North Texas GP owns such general partner interest free and clear of all Liens, other than those created by or arising under the Delaware LP Act or the Targa North Texas Partnership Agreement or arising under the Credit Agreement.
     (l) Targa North Texas owns 100% of the member interests in Targa Intrastate; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Targa Intrastate (as the same may be amended or restated at or prior to the Closing Date, the “Targa Intrastate Agreement”) and are fully paid (to the extent required under the Targa Intrastate Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa North Texas owns such member interests free and clear of all Liens, other than those arising under the Credit Agreement.

     (m) Targa North Texas GP owns 100% of the member interests of Targa Resources Texas GP; such member interests have been duly authorized and validly issued in accordance with the Targa Resources Texas GP limited liability company agreement (as the same may be amended or restated at or prior to the Closing Date, the “Targa Resources Texas GP Agreement”) and are fully paid (to the extent required by the Targa Resources Texas GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa North Texas GP owns all of such member interests free and clear of all Liens, other than those arising under the Credit Agreement.
     (n) Targa North Texas GP owns 100% of the member interests of Targa Louisiana Field Services; all such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Targa Louisiana Field Services (as the same may be amended or restated at or prior to the Closing Date, the “Targa Louisiana Field Services Agreement”) and are fully paid (to the extent required under the Targa Louisiana Field Services Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa North Texas GP owns all of such member interests free and clear of Liens, other than those arising under the Credit Agreement.
     (o) Targa Louisiana Field Services owns 100% of the member interests of Targa Louisiana Intrastate LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Targa Louisiana Intrastate LLC (as the same may be amended or restated at or prior to the Closing Date, the “Targa Louisiana Intrastate LLC Agreement”) and are fully paid (to the extent required by the Targa Louisiana Intrastate LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Targa Louisiana Field Services owns all of such member interests free and clear of Liens, other than those arising under the Credit Agreement.
     (p) Targa North Texas GP is the sole limited partner of Targa Texas Field Services with a 99% limited partnership interest in Targa Texas Field Services; such interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Targa Texas Field Services (as the same may be amended or restated at or prior to the Closing Date, the “Targa Texas Field Services Partnership Agreement”) and is fully paid (to the extent required under such Texas Field Services Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Targa North Texas GP owns such limited partner interest free and clear of all Liens, other than those arising under the Credit Agreement.
     (q) Targa Resources Texas GP is the sole general partner of Targa Texas Field Services with a 1% general partner interest in Targa Texas Field Services; such general partner interest has been duly authorized and validly issued in accordance with the Texas Field Services Partnership Agreement; and Targa Resources Texas GP owns such general partner interest free and clear of all Liens, other than those created by or arising under the

Delaware LP Act or the Texas Field Services Partnership Agreement or arising under the Credit Agreement.
     (r) Each of the subsidiaries of the Partnership has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware, with full corporate, limited partnership or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business, in each case in all material respects as described in the Offering Memorandum, and is duly registered or qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so registered or qualified would not have a Material Adverse Effect.
     (s) The authorized, issued and outstanding equity interests of the Partnership are as set forth in the Offering Memorandum as of the dates specified therein. All of the issued equity interests of the Partnership and all of the issued shares of capital stock of the Finance Co have been duly authorized and validly issued and are fully paid (to the extent required in the Partnership Agreement with respect to the Partnership) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act with respect to the Partnership Agreement); and none of the outstanding equity interests of the Partnership and none of the outstanding shares of capital stock of the Finance Co were issued in violation of the preemptive or other similar rights of any security holder of the Partnership or the Finance Co, respectively.
     (t) Except as otherwise disclosed in the Offering Memorandum and except with respect to the incentive distribution rights held by the General Partner, there are no outstanding (i) securities or obligations of the Partnership convertible into or exchangeable for any equity interests of the Partnership, (ii) warrants, rights or options to subscribe for or purchase from the Partnership any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Partnership to issue any such equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
     (u) Each of the Issuers and each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly authorized by the Issuers and, when executed by each of the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, and, in the case of any Exchange Notes or Private Exchange Notes, when issued in exchange for the Notes as provided in the Registration Rights Agreement, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). The Guarantees have been duly authorized and, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each Guarantor, and will be entitled to the benefits of the Indenture.
     (v) Each of the Issuers and each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly authorized by each of the Issuers and Guarantors and, when executed and delivered by each of the Issuers and each Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers and each Guarantor, enforceable against each of the Issuers and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
     (w) Each of the Issuers and each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Issuers and the Guarantors and, when executed and delivered by each of the Issuers and each Guarantor (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Issuers and each Guarantor, enforceable against each of the Issuers and each Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
     (x) Each of the Issuers and each Guarantor has all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by each of the Issuers and each Guarantor of the transactions contemplated hereby have been duly authorized by each of the Issuers and each Guarantor. This Agreement has been duly executed and delivered by each of the Issuers and each Guarantor.
     (y) No permit, consent, approval, authorization, order, registration, filing or qualification (“Permits”) of or with any court or governmental agency or body having jurisdiction over any of the Issuers or any Guarantor or any of each of its properties or assets is required for the issuance and sale by the Issuers of the Notes to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, except (i) such Permits as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Permits as have been obtained or will be obtained prior to the Closing Date, (iii) such Permits that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) such Permits as are disclosed in the Offering Memorandum.
     (z) Neither of the Issuers nor any Guarantor is in (i) violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”), or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Issuers or Guarantors or any of their respective properties or assets or, (ii)  breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either (i) or (ii) would, if continued, have a Material Adverse Effect.
     (aa) None of the execution, delivery and performance by either of the Issuers or any Guarantor of this Agreement, the Indenture and the Registration Rights Agreement or the consummation by either of the Issuers or any Guarantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of either of the Issuers or any Guarantor, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Issuers or any Guarantor is a party or by which any of them or any of their respective properties may be bound, or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) violates or will violate any statute, judgment, decree, order, rule or regulation applicable to either of the Issuers or any Guarantor or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (bb) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner, and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms.
     (cc) The Operating Partnership Agreement has been duly authorized, executed and delivered by the Operating GP and the Partnership, and is a valid and legally binding agreement of the Operating GP and the Partnership, enforceable against the Operating GP and the Partnership in accordance with its terms.
     (dd) The Operating GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.

     (ee) The Targa North Texas GP Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.
     (ff) The Targa North Texas Partnership Agreement has been duly authorized, executed and delivered by the Operating Partnership and Targa North Texas GP, and is a valid and legally binding agreement of the Operating Partnership and Targa North Texas GP, enforceable against the Operating Partnership and Targa North Texas GP in accordance with its terms.
     (gg) The Targa Louisiana Field Services Agreement has been duly authorized, executed and delivered by Targa North Texas GP and is a valid and legally binding agreement of Targa North Texas GP, enforceable against Targa North Texas GP in accordance with its terms.
     (hh) The Targa Texas Field Services Partnership Agreement has been duly authorized, executed and delivered by Targa North Texas GP and Targa Resources Texas GP, and is a valid and legally binding agreement of Targa North Texas GP and Targa Resources Texas GP, enforceable against Targa North Texas GP and Targa Resources Texas GP in accordance with its terms.
     (ii) The audited consolidated financial statements of the Partnership and its subsidiaries included in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial, statistical and operating information in the Offering Memorandum accurately present in all material respects the information shown therein and have been prepared on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Partnership and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Pricing Disclosure Package and Final Memorandum (the “Independent Accountants”), is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.
     (jj) Except as set forth or contemplated in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Issuers or any Guarantor is or may be a party or to which the business or property of any of the Issuers or any Guarantor is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers or any Guarantor is or may be subject, that, in the case of clauses (i), (ii)

and (iii) above, is reasonably expected to (A) individually or in the aggregate to have a Material Adverse Effect, (B) prevent the consummation of the issuance or sale of the Notes to be sold hereunder, or (C) draw into question the validity of this Agreement.
     (kk) Each of the Issuers and the Guarantors possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Issuers and each Guarantor are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and except as described in the Offering Memorandum, each of the Issuers and each Guarantor have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (ll) Since the date of the most recent financial statements appearing in the Offering Memorandum and except as set forth or contemplated in the Offering Memorandum, (i) none of the Issuers or the Guarantors has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Partnership and the Guarantors, taken as a whole and (ii) the Partnership has not purchased any of its outstanding equity interests, nor declared, paid or otherwise made any distribution of any kind on its equity interests (other than with respect to any of the Partnership’s subsidiaries, the purchase of, or dividend or distribution on, capital stock or equity interests owned by the Partnership).
     (mm) Except as set forth or contemplated in the Offering Memorandum, each of the Issuers and the Guarantors has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file, individually or in the aggregate, would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as, individually or in the aggregate, would not have a Material Adverse Effect.
     (nn) Each of the Issuers and the Guarantors is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture, and the consummation of the transactions contemplated thereby or described in the Offering Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.
     (oo) Any statistical and market-related data included in the Offering Memorandum are based on or derived from sources that each of the Issuers and the Guarantors believe to be reliable and accurate, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.
     (pp) Each of the Issuers and the Guarantors has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Offering Memorandum, (ii) Liens that arise under the Credit Agreement or (iii) to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Partnership and the Guarantors, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership and the Guarantors taken as a whole as they have been used in the past as described in the Offering Memorandum and are proposed to be used in the future as described in the Offering Memorandum.
     (qq) The Partnership and the Guarantors have such easements or rights-of-way (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Offering Memorandum, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (iii) rights-of-way held by Affiliates of the Partnership as nominee for the benefit of the Partnership and the Guarantors.
     (rr) Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Issuers and each Guarantor own or possess, or can acquire or use on reasonable terms, adequate patents, patents rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry out their respective businesses now or proposed to be operated by them as described in the Offering Memorandum, and (ii) each of the Issuers and each Guarantor have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect any of its interest therein.
     (ss) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened or contemplated, against either of the Issuers or the Guarantors or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering

Memorandum, nor are there any agreements, contracts, indentures, leases or other instruments that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.
     (tt) The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).
     (uu) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Partnership and the Guarantors are and, during the relevant time periods specified in all applicable statutes of limitation, have been in compliance with applicable Environmental Laws (as defined below); (ii) the Partnership and the Guarantors have obtained and are in compliance with all Permits (as defined below) required of them under applicable Environmental Laws to conduct the Partnership’s business as presently conducted; (iii) none of the Partnership or the Guarantors have received any written notice of an action, suit, demand, claim, hearing, notice of violation or investigation, or proceeding, which matter remains unresolved and alleges liability of the Partnership or any Guarantor under, or violation by the Partnership or any Guarantor of, any Environmental Law, and to the knowledge of the Partnership, no facts, circumstances or conditions exist that would reasonably be expected to result in the receipt of such notice; and (iv) there are no facts, circumstances or conditions relating to the conduct of business of the Partnership or any Guarantor or to any properties or facilities owned, leased or operated by any of them including, but not limited to, releases of Hazardous Materials (as defined below) that would reasonably be expected to give rise to liabilities or obligations under any Environmental Law.
For purposes of this Agreement: (i) “Environmental Law” means all federal, state and local laws, rules (including but not limited to rules of common law), regulations, ordinances, orders, decrees and other legally-enforceable requirements of any governmental entity relating to pollution, protection of human health (to the extent relating to exposure to Hazardous Materials) or the Environment, including those relating to the generation, storage, treatment, disposal, transport or release of Hazardous Materials; (ii) “Hazardous Material” means any (A) “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, natural gas, natural gas liquids, or crude oil or any fraction thereof, (D) any polychlorinated biphenyl and (E) naturally occurring radioactive materials, (F) any pollutant or contaminant, chemical, material, waste or substance in any form regulated under or within the meaning of any applicable Environmental Law; and (iii) “Permits” means any permit, authorization, license, variance, and approvals required under applicable Environmental Law; (iv) “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
     (vv) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Issuers or the Guarantors that is pending or, to the knowledge of the

Partnership, threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (ww) No proceedings for the merger, consolidation, liquidation or dissolution of either of the Issuers or the Guarantors or the sale of all or a material part of the assets of either of the Issuers and the Guarantors or any material acquisition by either of the Issuers or any Guarantor are pending that would be required by the Securities Act to be disclosed in a prospectus included in a Registration Statement on Form S-1 under the Securities Act.
     (xx) (i) The Issuers and the Guarantors have not sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto) and (ii) since such date, there has not occurred any change or development, in each case, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (yy) Each of the Issuers and the Guarantors carries or is entitled to the benefits of insurance relating to their assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. Each of the Issuers and the Guarantors has no reason to believe that they will not be able (i) to renew their existing insurance coverage relating to their respective assets as and when such policies expire or (ii) to obtain comparable coverage relating to their respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (zz) Except as disclosed in the Offering Memorandum, neither of the Issuers nor any Guarantor is subject to rate regulation under federal law.
     (aaa) Each of the Issuers and each Guarantor is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Issuer or Guarantor would have any liability, excluding any reportable event for which a waiver could apply; none of the Issuers or Guarantors expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”). Neither of the Issuers nor any Guarantor maintains a “pension plan.”
     (bbb) The Partnership and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s and the Guarantors’ internal controls over financial reporting are effective and none of the Partnership and the Guarantors is aware of any material weakness in their internal control over financial reporting.
     (ccc) (i) The Partnership and the Guarantors have established and maintain disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports filed or to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (ddd) Neither of the Issuers nor any Guarantor is an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder.
     (eee) The descriptions of the Notes, the Indenture and the Registration Rights Agreement contained in the Offering Memorandum are accurate in all material respects.
     (fff) No holder of securities of either of the Issuers or the Guarantors will be entitled to have such securities registered under the registration statements that may be required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.
     (ggg) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Issuers and the Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; neither of the Issuers nor the Guarantors (each on a consolidated basis) is, nor will any of the Issuers nor any Guarantor (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.
     (hhh) None of the Issuers, any Guarantor or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent,

(i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.
     (iii) No securities of either of the Issuers or the Guarantors are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.
     (jjj) None of the Issuers or the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that would constitute or that might be reasonably expected to result in, stabilization or manipulation of the price of the Notes.
     (kkk) None of the Issuers, the Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Notes; the Issuers, the Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.
     (lll) The Issuers have been advised by the PORTAL Market of The NASDAQ OMX Group (the “Portal Market”), that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the Financial Industry Regulatory Authority.
     (mmm) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in the United States in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuers of the Notes.
     (nnn) None of the Issuers, the Guarantors or, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers or any of the Guarantors is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Issuers, the Guarantors and, to the knowledge of the Issuers, their

Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (ooo) The operations of the Issuers and the Guarantors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of the Guarantors with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers, threatened.
     (ppp) None of the Issuers, the Guarantors or, to the knowledge of the Issuers, any director, officer, agent, employee or Affiliate of the Issuers or any of the Guarantors is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Issuers or the Guarantors and delivered to any Initial Purchaser or to counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by each of the Issuers or each Guarantor to each Initial Purchaser as to the matters covered thereby.
          Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Issuers at 97.75% of their principal amount. One or more certificates in global form for the Notes that the Initial Purchasers have agreed to purchase hereunder, each in such principal amount as the Initial Purchasers request upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Partnership shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas at 9:00 A.M. Houston time, on June 18, 2008, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

          Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.
          Section 5. Covenants of the Issuers and the Guarantors. Each Issuer and each Guarantor covenants and agrees with each of the Initial Purchasers as follows:
          (a) Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers and (ii) the Closing Date, the Issuers will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.
          (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Issuers shall not be required to qualify as a foreign limited partnership or corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.
          (c) (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Partnership, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made , not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.
          (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.
          (e) The Partnership will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.
          (f) For so long as any of the Notes remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Issuers may be listed; provided, however, that the Issuers do not need to furnish such reports, communications or financial statements to the Initial Purchasers if they are available on the Commission’s website.
          (g) Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Issuers for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum; provided, however, that the Issuers do not need to furnish such financial statements to the Initial Purchasers if they are available on the Commission’s website.
          (h) None of the Issuers or any of its Affiliates that it controls will, and the Issuers will use their commercially reasonable efforts to cause their other Affiliates (other than Warburg Pincus LLC and its affiliates (other than Targa Resources Investments Inc. and its subsidiaries)) not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) The Issuers will not, and will not permit any of their subsidiaries or their respective Affiliates that they control or persons acting on their behalf to, and the Issuers will use their commercially reasonable efforts to cause their other Affiliates (other than Warburg Pincus LLC and its affiliates (other than Targa Resources Investments Inc. and its subsidiaries)) not to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.
          (j) For so long as any of the Notes remain outstanding, the Issuers will make available at their expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless either of the Issuers is then subject to Section 13 or 15(d) of the Exchange Act.
          (k) The Issuers will use their commercially reasonable best efforts to (i) permit the Notes to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the FINRA relating to trading in the Portal Market and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
          (l) During the period beginning on the date hereof and continuing to the date that is 180 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Issuers will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuers (or guaranteed by the Issuers) that are substantially similar to the Notes.
          (m) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.
          (n) None of the Issuers or any of their Affiliates that they control will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.
          (o) For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Notes are acquired by either of the Issuers or any of their Affiliates, if the Notes are Registrable Securities (as defined in the Registration Rights Agreement), neither of the Issuers or any of their respective Affiliates that they control will sell any such Notes.
          (p) For so long as any Notes are outstanding, the Issuers and the Guarantors will conduct their operations in a manner that will not subject the Issuers or any Guarantor to registration as an investment company under the Investment Company Act.

          (q) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:
          (r) THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.
          Section 6. Expenses. The Partnership agrees to pay all costs and expenses incident to the performance of the Issuers’ obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) one half of the expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.
          Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Vinson & Elkins L.L.P., counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:
          (i) Each of the Issuers and the Guarantors has been duly incorporated, formed or organized, as the case may be, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of incorporation, formation or organization and has all requisite corporate, limited partnership or limited liability company power and authority to own its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum. Each of the Issuers and the Guarantors is duly registered or qualified to transact business and is in good standing, to the extent applicable, as a foreign limited partnership, foreign limited liability company or foreign corporation in each jurisdiction set forth opposite its name on Annex I hereto.
          (ii) The Partnership has the authorized, issued and outstanding capitalization set forth in the Pricing Disclosure Package and the Final Memorandum; all of the outstanding equity interests or shares of capital stock of the Issuers and the Guarantors have been duly authorized and validly issued, are fully paid (to the extent required by their respective Organizational Documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act and Section 17-607 and 17-804 of the Delaware LP Act, as applicable) and, to our knowledge, were not issued in violation of any preemptive or similar rights; all of the outstanding equity interests or shares of capital stock of their subsidiaries are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (i) those created by or arising under the laws of the State of Delaware, (ii) restrictions on transferability and other Liens described in the Pricing Disclosure Package and the Final Memorandum, (iii) those arising under the Credit Agreement, (iv) those arising under the Targa Credit Agreement and (v) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or each of the Guarantors, as applicable, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us without independent investigation.
          (iii) The Issuers and each Guarantor have all requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of their obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by the Issuers and each Guarantor and, when duly executed and delivered by the Issuers and each Guarantor (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Issuers and each Guarantor, enforceable against the Issuers and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
          (iv) The Notes have each been duly and validly authorized by the Issuers and, when duly executed and delivered by the Issuers and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
          (v) The Guarantees have been duly and validly authorized by the Guarantors and when the Notes have been paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions
          (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Issuers, and if and when the Exchange Notes and the Private Exchange Notes are duly executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
          (vii) The Issuers and the Guarantors have all requisite partnership, limited liability company or corporate power and authority to execute, deliver and perform their obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Issuers and the Guarantors and, when duly executed and delivered by the Issuers and the Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (viii) The Issuers have all requisite corporate or partnership power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.
          (ix) The descriptions of the Indenture, the Notes and the Registration Rights Agreement contained in the Pricing Disclosure Package and the Final Memorandum are accurate in all material respects.
          (x) Except as set forth or contemplated in the Pricing Disclosure Package and the Final Memorandum, to our knowledge, no legal or governmental proceedings are pending or threatened to which either of the Issuers or any of the Guarantors is a party or to which the property or assets of the Issuers or any Guarantor is subject that, if determined adversely to the Issuers or the Guarantors, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds.”
          (xi) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) any of (i) the terms or provisions of any Contract listed on Annex II hereto, except for any such conflict, breach, violation, default or event that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) the Organizational Documents of any of the Issuers or the Guarantors, or (iii) any statute, judgment, decree, order, rule or regulation (excluding any securities laws, rules or regulations) known to such counsel to be applicable to the Issuers or any of the Guarantors or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
          (xii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Issuers of the Notes to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.
          (xiii) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Issuers or the Guarantors or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Memorandum.
          (xiv) None of the Issuers or the Guarantors is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Partnership Act of 1940, as amended.
          (xv) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Pricing Disclosure Package and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers’ representations in Section 8 and those of the Issuers contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.
          At the time the foregoing opinion is delivered, Vinson & Elkins L.L.P. shall additionally state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Pricing Disclosure Package and the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), no facts have come to its attention which lead it to believe that the Pricing Disclosure Package, as of the Time of Execution or at the Closing Date, or that the Final Memorandum, as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need make no comment with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Issuers’ books and records included in the Pricing Disclosure Package or the Final Memorandum).

          The opinion and advice of Vinson & Elkins L.L.P. described in this Section shall be rendered to the Initial Purchasers at the request of the Partnership and shall so state therein.
          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.
          (c) On the date hereof, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers with respect to the audited and any unaudited financial information in the Pricing Disclosure Package. On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information in the Final Memorandum.
          (d) The representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.
          (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.
          (f) Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Issuers or any of the Guarantors shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.
          (g) The Initial Purchasers shall have received:
     (x) a certificate, dated the Closing Date, signed by the President or any Executive Vice President and the Chief Financial Officer of the General Partner, to the effect that:
          (i) the representations and warranties of the Partnership contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Partnership has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
          (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and
          (iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently); and
     (y) a certificate, dated the Closing Date, signed by the President or any Executive Vice President and the Chief Financial Officer of the Finance Co, to the effect that:
          (iv) the representations and warranties of the Finance Co contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Finance Co has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
          (v) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and
          (vi) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).
          (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and the Guarantors and such agreement shall be in full force and effect.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers and the Guarantors as they shall have heretofore reasonably requested from the Issuers.
          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.
          Section 8. Offering of Notes; Restrictions on Transfer.
     (a) Each of the Initial Purchasers agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Memorandum.
     (b) Each of the Initial Purchasers represents and warrants (as to itself only) that (1) it is a QIB and (2) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Pricing Disclosure Package or Final Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

     (c) Each Initial Purchaser, severally and not jointly, represents and warrants and agrees with the Issuers that:
     (i) in relation to each Member State (each, a “Relevant Member State”) of the European Economic Area that has implemented Directive 2003/71/EC (including any relevant implementing measure in each Relevant Member State, the “Prospectus Directive”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public (as such expression is defined in Section 17) in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than € 43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (C) in any other circumstances which do not require the publication by the Issuers of a prospectus pursuant to Article 3 of the Prospectus Directive;
     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers;
     (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (iv) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Notes with a denomination of less than €50,000 (or its other currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.
          Section 9. Indemnification and Contribution.
     (a) The Issuers agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:
     (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or
     (ii) the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;
and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Partnership by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Partnership may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.
     (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless each of the Issuers, its directors, its officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Partnership.
          Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of each of the Issuers, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of any of the Issuers, any of each of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
          Section 11. Termination.
     (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if, after the date hereof and at or prior to the Closing Date,
     (i) trading in securities of the Partnership shall have been suspended by the Commission or the NASDAQ National Market;
     (ii) there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Issuers or the Guarantors), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);
     (iii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;
     (iv) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred;
     (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, which in the case of (A) and (B) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or
     (vi) any securities of the Partnership shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Partnership (other than an announcement with positive implications of a possible upgrading).
     (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.
          Section 12. Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page (as such paragraph is supplemented by the item on Annex A) and in the first sentence of the third paragraph, the third sentence of the seventh paragraph and the fifth, sixth and ninth paragraphs under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.
          Section 13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department; if sent to the Partnership, shall be mailed or delivered to the Partnership at 1000 Louisiana, Suite 4300, Houston, Texas 77002, Attention: Chief Financial Officer; with a copy to Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, Attention: Christopher S. Collins.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.
          Section 14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, its officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.
          Section 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.
          Section 16. No Advisory or Fiduciary Responsibility. The Issuers acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of any of the Issuers, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of any of the Issuers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising any of the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement and (iv) each of the Issuers has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuers agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Issuers, in connection with such transaction or the process leading thereto.
          Section 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Initial Purchasers.

Very truly yours,

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC
its General Partner

	By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA RESOURCES PARTNERS
FINANCE CORPORATION

	By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA RESOURCES OPERATING GP LLC

	By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA RESOURCES OPERATING LP

	By:	Targa Resources Operating GP LLC,
Its General Partner

	By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer
Signature Page — Purchase Agreement

TARGA NORTH TEXAS GP LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA NORTH TEXAS LP

By:	Targa North Texas GP LLC,
Its General Partner

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA INTRASTATE PIPELINE LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA RESOURCES TEXAS GP LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer
Signature Page — Purchase Agreement

TARGA TEXAS FIELD SERVICES LP

By:	Targa Resources Texas GP LLC,
Its General Partner

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA LOUISIANA FIELD SERVICES LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer

TARGA LOUISIANA INTRASTATE LLC

By:	/s/ Matthew J. Meloy
Name: Matthew J. Meloy
Title: Vice President — Finance and Treasurer
Signature Page — Purchase Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC.
on behalf of itself and the other Initial Purchasers

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Managing Director

By:	/s/ Martin Arzac
Name:	Martin Arzac
Title:	Director
Signature Page — Purchase Agreement

SCHEDULE 1

Initial Purchaser	Principal Amount of Notes
Deutsche Bank Securities Inc.	$62,500,000
Credit Suisse Securities (USA) LLC	45,000,000
Banc of America Securities LLC	42,500,000
Lehman Brothers Inc.	18,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	18,750,000
Greenwich Capital Markets, Inc.	18,750,000
Wachovia Capital Markets, LLC	18,750,000
BNP Paribas Securities Corp.	5,000,000
Piper Jaffray & Co.	5,000,000
RBC Capital Markets Corporation	5,000,000
Comerica Securities, Inc	5,000,000
BBVA Securities Inc.	5,000,000

Total	$250,000,000

SCHEDULE 2
Subsidiaries of the Partnership

Name	Jurisdiction of Organization
Targa Resources Partners Finance Corporation	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LP	Delaware
Targa North Texas GP LLC	Delaware
Targa North Texas LP	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa Resources Texas GP LLC	Delaware
Targa Texas Field Services LP	Delaware
Targa Louisiana Field Services LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware

ANNEX A
Supplement Dated June 12, 2008 to Preliminary Offering Memorandum Dated June 6, 2008.